UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

September 11, 2015

We are writing to alert you that Bank of America Corporation’s Special Meeting of Stockholders is now only days away and is scheduled to be held on September 22, 2015.

As set forth in our proxy statement dated August 13, 2015, at our Special Meeting of Stockholders, you will be asked to vote on ratifying our Board leadership structure.

If you have any questions or need assistance voting your shares, please call our proxy solicitors:

Georgeson, Inc.

All stockholders may call toll free: 866-413-5902

Email: bankofamerica@georgeson.com

Innisfree M&A Incorporated

All stockholders may call toll free: 877-687-1875

YOUR VOTE IS VERY IMPORTANT!

As of the date of this notice, our records indicate that you have not yet voted your shares. Your vote is very important. For your convenience, we are enclosing a new proxy card.

Please vote your shares by Internet, telephone or mail by following the instructions on the back of the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE SPECIAL MEETING PROPOSAL.

Thank you for your continued investment in

Bank of America.

PLEASE VOTE YOUR SHARES TODAY

YOUR VOTE HAS NOT BEEN RECEIVED!

EASY WAYS TO VOTE

Vote your shares by one of the following methods:

1.	By Telephone. The proxy card enclosed includes a toll-free number to call to vote your shares. Have the control number listed on the card ready and follow the voting instructions.

2.	By Internet. Go to the website listed on the enclosed proxy card. Have the control number listed on the card ready and follow the voting instructions.

3.	By Mail. Mark, sign, and date the proxy card enclosed and return it in the postage-paid return envelope provided.